UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported):  June 21, 2023
vTv Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37524	47-3916571
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3980 Premier Drive, Suite 310
High Point, NC 27265
(Address of principal executive offices)
(336) 841-0300
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VTVT	NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard Transfer of Listing.
On June 21, 2023, vTv Therapeutics, Inc. (the “Company”) received a notice (the “Delisting Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) informing the Company that Nasdaq has determined the Company did not regain compliance with the minimum closing bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Rule”) by June 20, 2023, the deadline to regain compliance with the Rule pursuant to the notice the Company received from Nasdaq on December 22, 2022 (the “Extension Notice”), and therefore the Company’s common stock will be delisted from The Nasdaq Capital Market. Nasdaq indicated that it will suspend trading in the Company’s common stock at the opening of business on June 30, 2023, and file a Form 25-NSE with the Securities and Exchange Commission, which will remove the Company’s common stock from listing and registration on Nasdaq, unless the Company requests a hearing to appeal Nasdaq’s delisting determination to a Hearings Panel (the “Panel”) no later than 4:00 pm ET on June 28, 2023 and such hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision.
On June 22, 2023, the Company submitted a request to Nasdaq for a hearing to appeal its delisting determination. In response to the Company’s request for a hearing, on June 22, 2023, the Company received a letter (the “Hearing Letter”) from Nasdaq stating that its delisting action has been stayed, pending a final decision by the Panel and a hearing will be held on August 17, 2023, at 9:00 a.m. via video conference. The Hearing Letter also provided the Company with the opportunity to participate in an expedited review process by completing a questionnaire regarding the Company’s compliance plan and returning it to the Panel no later than June 29, 2023. The Company will take such opportunity and submit the questionnaire to Nasdaq no later than June 29, 2023.
Based on its review of the Company’s responses to the questionnaire, the Panel may determine that an oral hearing is not necessary to grant the Company an exception to regain compliance in this matter. In this event, no hearing will be necessary and the Panel will issue a decision describing the terms of the exception, including the compliance deadline and any milestones the Company must meet, based on the Company’s responses to the questionnaire and the written record. If the Panel is unable to conclude that an exception is appropriate based on the Company’s responses to the questionnaire and the written record, there would be no prejudice against the Company and the hearing will proceed as scheduled.
The Company intends to submit a plan to regain compliance with the continued listing requirements to the Panel as part of the hearing process. There can be no assurance that Nasdaq will accept the Company’s compliance plan or that the Company will be able to regain compliance with the Rule.
Forward Looking Statements
This Current Report contains forward-looking statements that involve risks and uncertainties intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of current or historical fact contained in this Current Report, including statements regarding the Company’s expected timeline for compliance with the Nasdaq’s Corporate Governance Rules, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. The Company has based these forward-looking statements on the current expectations about future events held by management. While the Company believes these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond the Company’s control. The Company’s actual future results may differ materially from those discussed here for various reasons. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements included in this Current Report are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VTV THERAPEUTICS INC.

By:	/s/ Paul J. Sekhri
Name:	Paul J. Sekhri
Title:	President and Chief Executive Officer
Dated: June 26, 2023